Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
October 23, 2025

PG&E Corporation Reports Strong Third-Quarter Results;
Narrows 2025 Guidance; Initiates 2026 Guidance

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid 2025 financial results. Financial progress includes:

•GAAP earnings were $0.37 and $0.89 per share for the third quarter and first nine months of 2025, respectively, compared to $0.27 and $0.85 per share for the same periods in 2024.
•Non-GAAP core earnings were $0.50 and $1.14 per share for the third quarter and first nine months of 2025, respectively, compared to $0.37 and $1.06 per share for the same periods in 2024.
•Narrowing 2025 non-GAAP core EPS guidance to $1.49 to $1.51 per share.1
•Initiating 2026 non-GAAP core EPS guidance in the range of $1.62 to $1.66.
•Reaffirming at least 9% annual non-GAAP core EPS growth guidance for 2027-2030.
•On track to meet or exceed 2% non-fuel O&M reduction target in 2025.

Operational progress during the third quarter of 2025 continued to focus on physical safety and delivery of affordable and resilient energy. Pacific Gas and Electric Company (the Utility):

•Lowered residential electric rates in September 2025, which reduced the typical residential electric bill by about 2.1%. Residential bundled electric rates are projected to decrease again in 2026.
•Completed 97 miles of underground powerlines and installed 58 miles of strengthened poles and covered powerlines in high wildfire-risk areas. In 2025 and 2026, the Utility plans to construct approximately 700 miles of underground powerlines and 500 miles of other wildfire safety system upgrades.
•Reached a significant milestone of burying 1,000 miles of powerlines in high fire risk areas, which is the largest ever undergrounding effort by a utility to reduce wildfire risk.
•Announced successful completion and commercial operation of the world's first ultra-long duration hybrid battery and hydrogen energy storage microgrid in Calistoga, California, with Energy Vault. The project provides a unique, fully sustainable solution to address power resiliency.
1 PG&E Corporation is unable to provide GAAP guidance or present a quantitative reconciliation of forward-looking non-GAAP core earnings, non-GAAP core EPS, or non-GAAP core EPS growth without unreasonable effort because specific line items, which may be significant, are not estimable. For instance, amortization of the Wildfire Fund contribution asset, the impacts of regulatory decisions, special tax items, and wildfire-related costs, net of recoveries, are difficult to predict due to various factors outside of management’s control.

•Connected over 3,100 electric customers and over 3,800 new electric vehicle charging ports to the Utility's grid. More beneficial new load in the years ahead can help reduce electricity prices for all customers.

"PG&E continues our progress delivering safe and affordable energy to our customers. Our system has never been safer from wildfire risk, and we continue to stabilize our customers’ bills. Residential electric rates are down in 2025 and expected to go down further in 2026," said PG&E Corporation CEO Patti Poppe.

2025 and 2026 Guidance

PG&E Corporation is narrowing its full year 2025 non-GAAP core earnings guidance to the range of $1.49 to $1.51 per share, from the prior range of $1.48 to $1.52 per share and is initiating full year 2026 non-GAAP core earnings guidance in the range of $1.62 to $1.66 per share. Factors expected to drive non-GAAP core earnings include return on customer capital investment and costs related to unrecoverable interest expense and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors, which are inherently uncertain. See “Forward-Looking Statements” below.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings (including non-GAAP core EPS) to consolidated earnings available for common shareholders.

Financial Results

PG&E Corporation recorded third-quarter 2025 income available for common shareholders of $847 million, or $0.37 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $576 million, or $0.27 per diluted share, for third quarter 2024.

The increase in GAAP results is primarily driven by an increase in customer capital investment and net O&M savings, partially offset by a lower return on equity in effect during 2025 as compared to 2024 and the dilutive impact of PG&E Corporation’s 2024 equity offering. GAAP results were also impacted by increased wildfire-related claims, net of recoveries and Wildfire Fund expense.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $1,142 million, or $0.50 per diluted share, for third quarter 2025, compared to $791 million, or $0.37 per diluted share, for third quarter 2024.

Non-GAAP core earnings were driven by similar factors to the GAAP results as described above, except for non-core items.

Non-core items, which management does not consider representative of ongoing earnings, totaled $295 million after tax, or $0.13 per share, for third quarter 2025, compared with $215 million after tax, or $0.10 per share, for third quarter 2024.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on October 23, 2025, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third quarter 2025 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2025 Earnings Call

When: Thursday, October 23, 2025 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through October 30, 2025, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, and operating and maintenance costs. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2024 and their most recent Quarterly Report on the Form 10-Q (the “Form 10-Q”), which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating Revenues
Electric	$4,755	$4,538	$13,304	$13,048
Natural gas	1,495	1,403	4,827	4,740
Total operating revenues	6,250	5,941	18,131	17,788
Operating Expenses
Cost of electricity	1,015	835	2,013	1,919
Cost of natural gas	131	89	738	822
Operating and maintenance	2,641	2,683	8,147	8,076
SB 901 securitization charges, net	35	33	35	33
Wildfire-related claims, net of recoveries	1	74	100	70
Wildfire Fund expense	86	139	271	295
Depreciation, amortization, and decommissioning	1,132	1,059	3,302	3,134
Total operating expenses	5,041	4,912	14,606	14,349
Operating Income	1,209	1,029	3,525	3,439
Interest income	94	156	392	495
Interest expense	(770)	(795)	(2,296)	(2,322)
Other income, net	97	83	251	241
Income Before Income Taxes	630	473	1,872	1,853
Income tax (benefit) expense	(220)	(106)	(161)	15
Net Income	850	579	2,033	1,838
Preferred stock dividend requirement	27	3	82	10
Income Available for Common Shareholders	$823	$576	$1,951	$1,828
Weighted Average Common Shares Outstanding, Basic	2,198	2,137	2,197	2,136
Weighted Average Common Shares Outstanding, Diluted	2,281	2,143	2,202	2,142
Net Income Per Common Share, Basic	$0.37	$0.27	$0.89	$0.86
Net Income Per Common Share, Diluted	$0.37	$0.27	$0.89	$0.85

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Third Quarter, 2025 vs. 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2025	2024	2025	2024	2025	2024	2025	2024
PG&E Corporation’s GAAP earnings/EPS, diluted	$847	$576	$0.37	$0.27	$1,951	$1,828	$0.89	$0.85
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	62	100	0.03	0.05	195	212	0.09	0.10
Bankruptcy and legal costs (3)	21	9	0.01	—	36	34	0.02	0.02
Investigation remedies (4)	47	21	0.02	0.01	95	41	0.04	0.02
Prior period net regulatory impact (5)	134	(6)	0.06	—	122	(17)	0.06	(0.01)
SB 901 securitization (6)	18	31	0.01	0.01	29	31	0.01	0.01
Tax-related adjustments (7)	—	—	—	—	—	70	—	0.03
Wildfire-related costs, net of recoveries (8)	13	60	0.01	0.03	92	66	0.04	0.03
PG&E Corporation’s non-GAAP core earnings/EPS (9)	$1,142	$791	$0.50	$0.37	$2,520	$2,265	$1.14	$1.06

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2025 and 2024, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $86 million (before the tax impact of $24 million) and $271 million (before the tax impact of $76 million) during the three and nine months ended September 30, 2025, respectively, associated with the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(3) PG&E Corporation and the Utility recorded costs of $29 million (before the tax impact of $8 million) and $49 million (before the tax impact of $13 million) during the three and nine months ended September 30, 2025, respectively, related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

(4) Includes costs associated with the decision different for the order instituting investigation (“OII”) related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Wildfires OII disallowance and system enhancements	$15	$33
Locate and mark OII system enhancements	—	1
Paradise restoration and rebuild	—	3
2020 Zogg fire settlement	35	66
Investigation remedies	$51	$103
Tax impacts	(4)	(8)
Investigation remedies (post-tax)	$47	$95

(5) Includes adjustments to expenses (revenues) associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022 and the 2022 WMCE decision dated September 18, 2025 as shown below.

(in millions)	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
2011 GT&S rate case	$(3)	$(19)
2022 WMCE decision	188	188
Wildfire-related costs, net of recoveries	$186	$169
Tax impacts	(52)	(47)
Wildfire-related costs, net of recoveries (post-tax)	$134	$122

(6) The Utility recorded costs of $24 million (before the tax impact of $6 million) and $40 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2025, respectively, related to the charge for the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization, as well as any earnings-impacting investment losses or gains associated with investments related to the contributions to the Customer Credit Trust and additional contributions to the Customer Credit Trust as a result of the decision voted out on July 24, 2025.

(7) “Tax-related adjustments” includes tax expense costs associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.

(8) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
2019 Kincade fire	$12	$116
2021 Dixie fire	5	12
Wildfire-related costs, net of recoveries	$18	$128
Tax impacts	(5)	(36)
Wildfire-related costs, net of recoveries (post-tax)	$13	$92

(9) “Non-GAAP core earnings” and “Non-GAAP core EPS” are non-GAAP financial measures. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the Form 10-Q.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders, diluted, less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide measures that allow investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.